                                                                   Exhibit 10.15






                              1250828 ONTARIO INC.


                                      -AND-


                       CANADIAN IMPERIAL BANK OF COMMERCE




                                CREDIT AGREEMENT





















                          DATED AS OF OCTOBER 27, 1997

                                TABLE OF CONTENTS

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                                                                                                          PAGE
PARTIES

RECITALS


ARTICLE ONE
INTERPRETATION
Section 1.01          Definitions....................................................................        1
Section 1.02          Currency.......................................................................       10
Section 1.03          Words and Phrases..............................................................       10
Section 1.04          Headings and Table of Contents.................................................       10
Section 1.05          Accounting Terms...............................................................       10
Section 1.06          Schedules......................................................................       10
Section 1.07          Computation of Time Periods....................................................       10
Section 1.08          Extended Meaning...............................................................       10
Section 1.09          Statutory References...........................................................       10
Section 1.10          Certificates and Opinions, etc.................................................       11
Section 1.11          Knowledge of the Borrower......................................................       11

ARTICLE TWO
THE CREDIT

Section 2.01          The Credit.....................................................................       11
Section 2.02          Drawdown Options...............................................................       11
Section 2.03          Non-revolving Nature of the Credit.............................................       11
Section 2.04          Evidence of Indebtedness.......................................................       11
Section 2.05          Drawdown Notice................................................................       12
Section 2.06          Rollovers......................................................................       12
Section 2.07          Place of Advance...............................................................       13
Section 2.08          Bankers' Acceptances...........................................................       13

ARTICLE THREE
TERMINATION AND REDUCTION OF CREDIT, REPAYMENT AND MATURITY

Section 3.01          Mandatory Repayment............................................................       15
Section 3.02          Voluntary Prepayment and Cancellation..........................................       15
Section 3.03          Time and Place of Payment by Borrower..........................................       15
Section 3.04          Payments to be Made on Banking Days............................................       16
Section 3.05          Manner of Payment; No Set-Off..................................................       16
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ARTICLE FOUR
INTEREST RATES, FEES AND CHARGES
Section 4.01          Interest Rate - Prime Rate Borrowings..........................................       17
Section 4.02          Interest Rate - Base Rate Borrowings...........................................       17
Section 4.03          Interest Rate - LIBOR Borrowings...............................................       17
Section 4.04          Overdue Interest...............................................................       17
Section 4.05          General Interest Provisions....................................................       17
Section 4.06          LIBOR Borrowings...............................................................       18
Section 4.07          Selection of Interest Periods..................................................       18
Section 4.08          Bankers' Acceptance Fee........................................................       18
Section 4.09          Commitment Fee.................................................................       19
Section 4.10          Expenses and Legal Fees........................................................       19

ARTICLE FIVE
CONDITIONS PRECEDENT

Section 5.01          Conditions to the Initial Advance..............................................       19
Section 5.02          Conditions Precedent to All Drawdowns..........................................       20
Section 5.03          Discretion of Lender...........................................................       21
Section 5.04          Conditions Solely for the Lender's Benefit.....................................       21

ARTICLE SIX
REPRESENTATIONS AND WARRANTIES

Section 6.01          Representations and Warranties.................................................       21
Section 6.02          Survival of Representations and Warranties.....................................       23

ARTICLE SEVEN
COVENANTS OF THE BORROWER

Section 7.01          Affirmative Covenants..........................................................       23
Section 7.02          Negative Covenants.............................................................       25

ARTICLE EIGHT
DEFAULT

Section 8.01          Events of Default..............................................................       25
Section 8.02          Remedies.......................................................................       27
Section 8.03          Remedies Cumulative............................................................       27
Section 8.04          Set-Off........................................................................       28

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ARTICLE NINE
CHANGE IN CIRCUMSTANCES AND INDEMNITIES
Section 9.01          Increased Costs................................................................       28
Section 9.02          Losses.........................................................................       29
Section 9.03          Currency Indemnity.............................................................       29
Section 9.04          Environmental Indemnity........................................................       30
Section 9.05          Lack of LIBOR Rate.............................................................       31
Section 9.06          Unlawful Borrowings............................................................       32

ARTICLE TEN
ASSIGNMENT AND PARTICIPATION

Section 10.01         Benefit of Agreement...........................................................       33
Section 10.02         Assignment by Borrower.........................................................       33
Section 10.03         Assignment by Lender...........................................................       33
Section 10.04         Participation..................................................................       33
Section 10.05         Limitation on Assignment and Participation.....................................       34

ARTICLE ELEVEN
MISCELLANEOUS

Section 11.01         Rights and Waivers.............................................................       35
Section 11.02         Non-Merger.....................................................................       35
Section 11.03         Debiting of Account............................................................       35
Section 11.04         Notices........................................................................       35
Section 11.05         Statements and Reports.........................................................       35
Section 11.06         Severability...................................................................       35
Section 11.07         Governing Law..................................................................       35
Section 11.08         Time of Essence................................................................       35
Section 11.09         Further Assurances.............................................................       36
Section 11.10         Entire Agreement...............................................................       36
Section 11.11         Conflict.......................................................................       36
Section 11.12         No Third Party Beneficiaries...................................................       36
Section 11.13         Counterparts...................................................................       36
Section 11.14         Relationship of Parties........................................................       36

EXECUTION

SCHEDULES
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




                  THIS CREDIT AGREEMENT dated as of the 27th day of October, 1997.

                                 B E T W E E N:


                          1250828 ONTARIO INC., a corporation incorporated pursuant to the laws of the Province of Ontario

                          (hereinafter called the "Borrower")


                          - and -


                          CANADIAN IMPERIAL BANK OF COMMERCE, a bank chartered under the laws of Canada

                           (hereinafter called the "Lender")


                  WHEREAS the Guarantor (as hereinafter defined) owns all of the issued and outstanding shares of the Borrower;

                  AND WHEREAS the Borrower has requested that the Lender enter into this Agreement with the Borrower to provide the Borrower with a bridge credit in the maximum principal amount of Cdn. $135,000,000 which will be used in accordance with Section 2.01 hereof;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE ONE

                                 INTERPRETATION

SECTION 1.01 DEFINITIONS: In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set out below:

         "ACCOMMODATION" means Prime Rate Borrowings, Base Rate Borrowings, Bankers' Acceptances or LIBOR Borrowings and refers to any one or more of such types of Accommodation where the context requires;

         "ADVANCE" means any amount advanced by the Lender to the Borrower under the Credit and includes a Prime Rate Borrowing, a Base Rate Borrowing, a LIBOR Borrowing, or the face amount of any Bankers' Acceptance;

         "AFFILIATE" means with respect to any person, any person which, directly or indirectly, controls or is controlled by or is under common control with such person and for the purposes of this definition, "control" (including with correlative meanings the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or equity or by contract or otherwise;

         "AGREEMENT" means this Agreement and all schedules attached hereto and includes all written amendments, modifications, supplements and replacements hereto and thereto from time to time;

         "AMALGAMATION" means an amalgamation of the Borrower and Synergistics;

         "ANTITRUST LEGISLATION" means the Hart-Scott-Rodino Antitrust Improvements Act (United States) and the Competition Act (Canada);

         "APPLICABLE MARGIN" means as of any date, a percentage per annum determined by reference to the Public Debt Rating of the Guarantor in effect on such date as set forth below:

         PUBLIC DEBT RATING                 APPLICABLE MARGIN
         S&P/MOODY'S/                       FOR BANKERS' ACCEPTANCES
         DUFF & PHELPS                      AND LIBOR BORROWINGS
         -------------------                -------------------------
         A-/A3/A-or above                                0.30%
         BBB+/Baa1/BBB+                                  0.35%
         BBB/Baa2/BBB                                    0.45%
         BBB-/Baa3/BBB-                                0.5125%
         BB+/Bal/BB+                                    0.875%

         "APPLICABLE PERCENTAGE" means as of any date, a percentage per annum determined by reference to the Public Debt Rating of the Guarantor in effect on such date as set forth below:

         PUBLIC DEBT RATING
         S&P/MOODY'S/DUFF & PHELPS                   COMMITMENT FEE
         -------------------------                   ----------------
         A-/A3/A-or above                                  0.10%
         BBB+/Baa1/BBB+                                   0.125%

         BBB/Baa2/BBB                                             0.15%
         BBB-/Baa3/BBB-                                          0.225%
         BB+/Bal/BB+                                             0.375%

         "BA DISCOUNT RATE" means, with respect to any Bankers' Acceptance, the annual rate of interest determined by the Lender at or about 10:00 a.m. on the applicable Borrowing Date as being equivalent to the rate that appears on the Reuters Screen CDOR page at or about 10:00 a.m. on such Borrowing Date as the discount rate applicable to bankers' acceptances quoted by the Lender on such date, based upon a year of 365 days and having a comparable face value and an identical maturity date to the face value and maturity date of such Bankers' Acceptance;

         "BANKERS' ACCEPTANCE FEE" means the fee payable on the amount of each Bankers' Acceptance calculated and payable in the manner provided for in Section 4.08;

         "BANKERS' ACCEPTANCES" means bills of exchange denominated in Canadian Dollars drawn by the Borrower and accepted by the Lender as permitted pursuant to the Credit;

         "BANKING DAY" means a day other than Saturday or Sunday, on which the offices of the Lender are open for commercial banking business in the Municipality of Metropolitan Toronto, Ontario and, in respect of a LIBOR Borrowing or Base Rate Borrowing, a day on which the offices of the Lender are also open for commercial banking business in London, England or New York, New York, respectively;

         "BASE RATE" means the greater of (i) the variable annual rate of interest which is declared by the Lender from time to time as being its base rate for US Dollar commercial loans made in Canada based on a year of 365 days and (ii) the Federal Funds Effective Rate plus one half of one percent (1/2%) per annum, any change in such rate to be effective automatically on the date such change is established by the Lender without the necessity of any notice being given to the Borrower. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Lender in Canada as its "Base Rate" shall be the Base Rate until circumstances giving rise to such inability no longer exist;

         "BASE RATE BORROWING" means an advance to the Borrower in U.S. Dollars on which interest is calculated with reference to the Base Rate;

         "BORROWER" means 1250828 Ontario Inc., and subsequent to the Amalgamation, the entity resulting therefrom;

         "BORROWER'S ACCOUNT" means the operating accounts of the Borrower with the Lender at the Branch maintained for the sole purpose of making payments pursuant to this Agreement;

         "BORROWER'S COUNSEL" means Fasken Campbell Godfrey, Toronto or such other firm or firms as the Borrower may designate;

         "BORROWING" means a Drawdown or a Rollover (as the context requires);

         "BORROWING DAY" means a Drawdown Day or a Rollover Day (as the context requires);

         "BORROWING NOTICE" means a Drawdown Notice or a Rollover Notice (as the context requires);

         "BRANCH" means the branch of the Lender located at Commerce Court West, 7th Floor, Toronto, Ontario M5L 1A2, or such other branch in the City of Toronto as the Lender may designate in writing and which is reasonably satisfactory to the Borrower;

         "CANADIAN DOLLARS", "CDN. DOLLARS", "DOLLARS", "$", and "CDN. $" mean lawful currency of Canada;

         "CHANGE IN CONTROL" means, (i) with respect to the Borrower, any change, direct or indirect, in the ownership or control of the issued and outstanding voting equity of the Borrower such that the Guarantor does not legally and beneficially own all of the outstanding voting equity of the Borrower on a fully diluted basis; or (ii) with respect to Synergistics, any change, direct or indirect, after the Initial Drawdown Date, but before the Amalgamation takes place, in the ownership or control of the issued and outstanding voting equity of Synergistics such that the Borrower does not legally and beneficially own at least 66 2/3% of the outstanding voting equity of Synergistics on a fully diluted basis;

         "CLOSING DATE" means October 27, 1997;

         "COUNSEL" means Smith Lyons, Toronto, or such other firm or firms as the Lender may designate;

         "CREDIT" means the facility established by the Lender in favour of the Borrower as set forth in Section 2.01;

         "DEBT", with respect to any Person means, at the date of determination, the aggregate, without duplication, of all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP, would be included in short-term bank debt, the current portion of long-term debt or long-term debt as shown in the liabilities section of the balance sheet of such Person;

                                      -5-
         "DEFAULT" means an event or condition the occurrence of which is an Event of Default or would, with the lapse of time or the giving of notice, or both, become an Event of Default;

         "DOCUMENTS" means this Agreement, the Guarantee and all certificates and other documents delivered or to be delivered to the Lender pursuant hereto or thereto and, when used in relation to any Person, the term "Documents" shall mean and refer to those Documents executed and delivered by such Person;

         "DRAWDOWN" means the availment by the Borrower of the Credit by way of a fresh Advance in a form permitted by Section 2.02 and, for certainty, excludes any Rollover;

         "DRAWDOWN DAY" means a Banking Day on which a Drawdown pursuant to the Credit is permitted to be obtained by the Borrower from the Lender;

         "DRAWDOWN NOTICE" means a notice in the form of Schedule A delivered pursuant to Section 2.06;

         "DUFF & PHELPS" means Duff & Phelps, Inc., and any successor of it;

         "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (i) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (ii) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief;

         "ENVIRONMENTAL LAW" means any and all applicable federal, provincial, state, municipal, local or foreign laws, statutes, rules, codes, regulations, orders, judgments, decrees, ordinances, official directives, authorizations or judicial or agency interpretation, policy or guidance, relating to the environment or Hazardous Materials;

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law;

         "EVENT OF DEFAULT" means an event of default as defined in Section 8.01 hereof;

         "EXCHANGE EQUIVALENT" means, in respect of any amount (the "original amount") expressed in Canadian Dollars or U.S. Dollars, as the case may be, (the "original currency"), the amount expressed in U.S. Dollars or Canadian Dollars, as the case may be, (the "new currency"), which the Lender would be required to pay in Toronto on the date specified (or, if no date is specified, on the date on which such amount is being determined), in order to purchase the original amount of the original currency in the new currency, in accordance with the Lender's usual foreign exchange practice;

         "FEDERAL FUNDS EFFECTIVE RATE" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a New York banking day, for the immediately preceding New York banking day) by the Federal Reserve Bank of New York or, for any New York banking day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Lender from three Federal Funds brokers of recognized standing selected in good faith by the Lender;

         "GAAP" means generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements of the Guarantor dated as of December 31, 1996;

         "GOVERNMENTAL AUTHORITY" means any nation, federal government, province, state, municipality or other political subdivision of any of the foregoing, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

         "GUARANTEE" means the guarantee of the Guarantor in the form attached hereto as Exhibit 1;

         "GUARANTOR" means The Geon Company, a corporation incorporated under the laws of the State of Delaware;

         "GUARANTOR'S COUNSEL" means an in-house counsel of the Guarantor;

         "HAZARDOUS MATERIAL" means petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials, or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any applicable Environmental Law;

         "INDEBTEDNESS" means indebtedness arising pursuant to this Agreement whether present or future, direct or indirect, matured or not, absolute or contingent;

         "INTEREST PAYMENT DATE" means the last day of an Interest Period and also, in the case of an

         Interest Period which is longer than three (3) months, the last Banking Day of each three (3) month period during such Interest Period;

         "INTEREST PERIOD" means, in relation to a LIBOR Borrowing, the period selected by the Borrower in accordance with Section 4.07 for computing interest on such LIBOR Borrowing;

         "LIBOR BORROWING" means an Advance on which interest is calculated by reference to the LIBOR Rate;

         "LIBOR RATE" means, in relation to a LIBOR Borrowing, the rate of interest per annum (expressed on the basis of a year of three hundred and sixty (360) days) determined by the Lender on the second Banking Day prior to the commencement of the Interest Period during which such LIBOR Borrowing is to be outstanding, at which deposits in U.S. Dollars in amounts comparable to the amount of such LIBOR Borrowing, for value on the first day of such Interest Period and for a term equal to the requested Interest Period, are offered to the Lender in accordance with its normal practice in the London inter-bank market at or about 11:00 a.m. (London time) on such second day;

         "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole;

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Lender under this Agreement or the Guarantee or (iii) the ability of the Guarantor to perform its obligations under the Guarantee;

         "MATURITY DATE" means the date which is eight (8) months after the date of the initial Drawdown under the Credit;

         "MOODY'S" means Moody's Investors Service, Inc., and any successor of it;

         "OFFERING CIRCULAR" means the offer to purchase and circular dated October 8, 1997 prepared by the Borrower in respect of its offer to purchase the Synergistics Shares, as amended, modified, supplemented or restated from time to time;

         "PERSON" or "PERSON" includes an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual;

         "PRIME RATE" means the annual rate of interest established by the Lender from time to time as the interest rate it will charge for demand loans in Canadian Dollars to its customers in Canada and which it designates as its prime rate, based upon a year of 365 days, any change in such rate to be effective automatically on the date such change is established by the Lender, without the necessity of any notice being given to the Borrower;

         "PRIME RATE BORROWING" means an Advance to the Borrower on which interest is calculated by reference to the Prime Rate;

         "PUBLIC DEBT RATING" means, as of any date, the rating most recently announced by each of S&P, Moody's or Duff & Phelps, as the case may be, for any class of long-term senior unsecured debt issued by the Guarantor. For purposes of the foregoing, (i) if only one of S&P, Moody's and Duff & Phelps shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating or, if only two ratings are then in effect, the lower rating; (ii) if none of S&P, Moody's or Duff & Phelps shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with the provisions provided for in the definition of "Public Debt Rating" in the U.S. Credit Agreement; (iii) if the ratings established by S&P, Moody's and Duff & Phelps shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be established by the rating remaining after disregarding the highest and the lowest of the three available ratings; (iv) if any ratings established by S&P, Moody's or Duff & Phelps shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (v) if S&P, Moody's or Duff & Phelps shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Duff & Phelps, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Duff & Phelps, as the case may be;

         "ROLLOVER" has the meaning given in Section 2.06 hereof;

         "ROLLOVER DAY" means a Banking Day on which a Rollover pursuant to the Credit is permitted to be obtained by the Borrower from the Lender;

         "ROLLOVER NOTICE" means a notice in the form of Schedule B delivered pursuant to Section 2.06;

         "S&P" means Standard & Poor's Rating Group, and any successor of it;

         "SECOND STEP TRANSACTION" means an amalgamation or another transaction or series of transactions, including, without limitation, an amalgamation, continuance, arrangement, consolidation, reclassification or other transaction involving, without limitation, the Borrower and Synergistics designed or intended to enable the Borrower to acquire all of the issued share capital of Synergistics;

         "SUBSIDIARY" of any person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the equivalent ownership or controlling interest, in either case having ordinary voting power to elect a majority of the board of directors, managers or trustees thereof (irrespective of whether at the time capital stock (or other evidence of ownership) of any other class or classes of such entity shall or might have the voting power upon the occurrence of any contingency) or (b) the beneficial interest in such trust or estate, is at the time owned or controlled, directly or indirectly, by such person, by such person and one or more of its other Subsidiaries or by one or more of such person's other Subsidiaries;

         "SYNERGISTICS" means, Synergistics Industries Limited Les Industries Synergistics Limitee, a corporation amalgamated pursuant to the laws of Canada, and any entity resulting from a Second Step Transaction;

         "SYNERGISTICS SHARES" means common shares and Class A non-voting shares of Synergistics;

         "TAXES" means, with respect to any Person, for any particular period, all taxes, rates, levies, imposts, assessments, government fees, dues, stamp taxes, duties, ad valorem taxes or levies charges to tax, fees, deductions, withholdings and similar impositions paid or payable, levied, collected, withheld or assessed by any Governmental Authority;

         "UNUTILIZED PORTION" means, with respect to the Credit, at the date of determination thereof, the maximum principal amount of the Credit available at such date, less the Utilized Portion of such Credit at such date;

         "UTILIZED PORTION" means, in respect of the Credit, at the date of determination, the aggregate of: (i) all Advances outstanding under the Credit in Canadian Dollars at such date and (ii) the Exchange Equivalent in Canadian Dollars of all Advances outstanding under the Credit in U.S. Dollars as of such date;

         "U.S. CREDIT AGREEMENT" means the credit agreement dated as of August 16, 1994, among the Guarantor, Citibank, N.A. as administrative agent, Nationsbank of North Carolina, N.A. as co-agent, and the other institutions noted therein. For greater certainty, the term "U.S. Credit Agreement" as used in this Agreement shall include any amendments, modifications, supplements, waivers or restatements to such agreement only until such date as CIBC Inc. remains a lender to the Guarantor pursuant to such agreement; and

         "U.S. DOLLARS" or "U.S.$" means lawful currency of the United States of America.

SECTION 1.02 CURRENCY: Unless otherwise expressly stated, all monetary amounts set out herein refer to the lawful money of Canada.

SECTION 1.03 WORDS AND PHRASES: Where the context so requires, words importing the singular include the plural, and vice versa, and words importing gender include the masculine, feminine and neuter genders.

SECTION 1.04 HEADINGS AND TABLE OF CONTENTS: The table of contents and the headings of all articles, sections and paragraphs herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

SECTION 1.05 ACCOUNTING TERMS: All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or therein or as otherwise agreed in writing by the parties, be made in accordance with GAAP.

SECTION 1.06 SCHEDULES: The following are the schedules annexed hereto which form an integral part of this Agreement:

                  Schedule A                     Drawdown Notice
                  Schedule B                     Rollover Notice

SECTION 1.07 COMPUTATION OF TIME PERIODS: The computation of any time period referred to herein which is not a defined term shall exclude the day of the occurrence of the event to which the period relates and shall include the last day of such period. Unless otherwise specifically provided herein in the event that any time period referred to herein ends on a day which is not a Banking Day, such time period shall be deemed to end on the next following Banking Day.

SECTION 1.08 EXTENDED MEANING: A reference to any one or more of the parties to this Agreement shall, to the extent the context so admits, include reference to the respective successors and permitted assigns of such party, as the case may be.

SECTION 1.09 STATUTORY REFERENCES: References herein to any statute or any provision thereof includes such statute or provision thereof as amended, revised, re-enacted and/or consolidated from time to time and any successor statute thereto or other legislation in PARI MATERIA therewith.

SECTION 1.10 CERTIFICATES AND OPINIONS, ETC.: Whenever the delivery of a certificate or opinion is a condition precedent to the taking of any action by the Lender under this Agreement, the truth and accuracy of the facts and opinions stated in such certificate or opinion shall in each case be conditions precedent to the right of the Borrower to have such action taken. Whenever any certificate is to be delivered by the Borrower, such certificate shall be signed on behalf of the Borrower by a senior officer of the Borrower.

SECTION 1.11 KNOWLEDGE OF THE BORROWER: All provisions contained herein requiring the Borrower to make a determination or assessment of any event or circumstance or other matter to the best of its knowledge shall be construed to represent the actual knowledge of the President, Assistant Treasurer or Assistant Secretary of the Borrower, after such individuals have made all inquiries and investigations as may be reasonably necessary in the circumstances before making any such determination or assessment.


                                   ARTICLE TWO

                                   THE CREDIT

SECTION 2.01 THE CREDIT: Subject to the terms and conditions hereof and relying on the representations and warranties contained in Article Six hereof, the Lender shall make available to the Borrower a non-revolving credit in the maximum principal amount of One Hundred and Thirty-Five Million Dollars ($135,000,000) to finance the acquisition by the Borrower of the Synergistics Shares and the interest, fees and transaction costs relating to such acquisition or this Agreement.

SECTION 2.02 DRAWDOWN OPTIONS: On the terms and subject to the conditions hereof on and after the Closing Date the Borrower may from time to time obtain Accommodation under the Credit by way of:

         (i)      Prime Rate Borrowings;
         (ii)     Base Rate Borrowings;
         (iii)    Bankers' Acceptances; or
         (iv)     LIBOR Borrowings.

SECTION 2.03 NON-REVOLVING NATURE OF THE CREDIT: The Credit shall be non-revolving, and the Borrower shall not be entitled to any Drawdown thereunder with respect to any Advance that has been repaid or prepaid by the Borrower pursuant to Sections 3.01 or 3.02 hereof.

SECTION 2.04 EVIDENCE OF INDEBTEDNESS: The Indebtedness outstanding from time to time of the Borrower to the Lender under the Credit shall be evidenced by the accounts kept by the Lender. The accounts kept by the Lender shall, absent manifest error, constitute prima facie evidence of the Indebtedness of the Borrower to the Lender hereunder, the date any Advance was made or deemed to be made to the Borrower, the amounts from time to time which may be prepaid by the Borrower on account of such Indebtedness, the amount of such Indebtedness repaid by the Borrower and the dates of such prepayments and repayment, provided that the failure of the Lender to record any such amount or date shall not affect the obligation of the Borrower to pay amounts due hereunder in accordance with this Agreement.

SECTION 2.05 DRAWDOWN NOTICE:

         (a) If the Borrower wishes to obtain a Drawdown by way of Prime Rate Borrowings or Base Rate Borrowings it shall deliver to the Lender a Drawdown Notice not later than 10:00 a.m. (Toronto time) on the day on which the Borrower requests such Drawdown to be made, specifying, among other things, the amount and type of Drawdown requested by the Borrower and the Drawdown Day. If the Borrower wishes to obtain a Drawdown by way of LIBOR Borrowing it shall deliver to the Lender a Drawdown Notice not later than 10:00 a.m. (Toronto time) on the second Banking Day prior to the day on which the Borrower requests such Drawdown to be made, specifying, among other things, the amount and type of Accommodation requested by the Borrower and the Drawdown Day. Any Drawdown Notice given by the Borrower shall be irrevocable, and the Borrower shall be obligated to borrow the stated amount on the stated date in accordance with the Drawdown Notice.

         (b) Unless the Borrower delivers a Drawdown Notice in respect thereof pursuant to subsection (a), the Borrower shall be deemed to have given the Lender (i) a proper Drawdown Notice requesting a Prime Rate Borrowing to fund the payment of each amount denominated in Canadian Dollars which is due and payable hereunder prior to the Maturity Date and (ii) a proper Drawdown Notice requesting a Base Rate Borrowing to fund the payment of each amount denominated in U.S. Dollars which is due and payable hereunder prior to the Maturity Date.

SECTION 2.06 ROLLOVERS: The Borrower may at any time deliver a Rollover Notice to the Lender requesting one or more Accommodations (a "Rollover"), the proceeds of which will be used to rollover or convert one or more outstanding Advances, provided that:

         (a) the notice identifies the outstanding Accommodation to be rolled over or converted (the "Refinanced Advance");

         (b) the Rollover would otherwise be a permitted form of Accommodation hereunder and the Borrower complies with each notice provision hereof relative to the obtaining of Accommodation in the form requested;

         (c) the aggregate principal amount of the Rollover then requested is not greater than the aggregate principal amount of the Refinanced Advance;

         (d) a Rollover of or conversion from a LIBOR Borrowing may only occur on the last day of the relevant Interest Period for such LIBOR Borrowing;

         (e) the entire proceeds of the Rollover are used by the Lender to rollover or convert in full the Refinanced Advance;

         (f) each Rollover is made contemporaneously with the rollover or conversion of the Refinanced Advance;

         (g) a rollover of or conversion from Bankers' Acceptances may only occur on the maturity of such Bankers' Acceptance; and

         (h) in the case of any rollover of or conversion to Bankers' Acceptances, the Borrower shall pay to the Lender the amount by which the face amount of the Rollover exceeds the amount of the proceeds of the Rollover.

In the event that the Borrower fails to give a proper Rollover Notice to the Lender by 10:00 a.m. (Toronto time) on the second Banking Day prior to the last day of any Interest Period of a LIBOR Borrowing, the Borrower shall be deemed to have given a proper Rollover Notice at such time requesting that such LIBOR Borrowing be rolled over on the last day of such Interest Period for a further Interest Period of 30 days.

SECTION 2.07 PLACE OF ADVANCE: The proceeds of all Borrowings under the Credit shall be credited directly to the Borrower's Account.

SECTION 2.08 BANKERS' ACCEPTANCES: The following provisions shall, in addition to the other provisions contained herein, apply to all Bankers' Acceptances accepted pursuant to the Credit:

         (a) Subject as hereinafter provided, the Borrower shall, not later than 10:00 a.m. (Toronto time) on the Borrowing Day (or on the Banking Day preceding the Borrowing Day in the event the face amount of the draft to be tendered by the Borrower for acceptance is equal to or exceeds Cdn. $10,000,000), give the Lender a Borrowing Notice stating its intention to tender drafts for acceptance as, or a Rollover into, Bankers' Acceptances.

         (b) Each draft tendered by the Borrower for acceptance by the Lender as a Bankers' Acceptance shall have a face amount in integral multiples of Cdn. $100,000 subject to a minimum aggregate face amount of Cdn. $1,000,000, shall be payable in Canada, and shall have a term of not less than seven days, if available, and not more than 180 days.

         (c) Each draft to be accepted by the Lender shall be tendered on the applicable Borrowing Day by the Borrower to the Lender at the Branch and the amount of the Accommodation constituted thereby shall be the face amount of such draft. No draft shall be tendered by the Borrower for acceptance by the Lender if such draft is for a term that would expire subsequent to the Maturity Date or if such draft is in an amount which is inconsistent with the aggregate amount of Accommodation available pursuant to the Credit.

         (d) Upon tender of a draft by the Borrower for acceptance by the Lender in accordance with the terms hereof, the Lender shall accept such drafts and the Borrower shall pay to the Lender the applicable fees for such acceptance, as required pursuant to Section 4.08.

         (e) unless the Borrower otherwise notifies the Lender, the Lender shall purchase Bankers' Acceptances on their Borrowing Date at the purchase price equal to the face amount of such Bankers' Acceptances less an amount equal to the amount that yields to the Bank (excluding the Bankers' Acceptance Fee) an interest rate per annum equivalent to the BA Discount Rate.

         (f) On the date of maturity of each Bankers' Acceptance, the Borrower shall pay to the Lender the necessary Canadian Dollars in respect of Bankers' Acceptance drawn in order to discharge its obligations under such Bankers' Acceptance. Prior to the Maturity Date, unless the Borrower prepays such portion of the Credit, such payment shall be made from the proceeds of a Rollover and (to the extent applicable) the payment made by the Borrower pursuant to Section 2.06(h). If the Borrower fails to give a Borrowing Notice in respect of any such maturing Bankers' Acceptances, the Lender shall make a Prime Rate Borrowing to the Borrower pursuant to the Credit, for such purpose in the principal amount required to discharge the Borrower's obligations pursuant to such Bankers' Acceptance. The Lender shall promptly give notice to the Borrower of any such Prime Rate Borrowings made by the Lender to the Borrower, and the Borrower shall accept and use, and hereby irrevocably directs the Lender to apply, the proceeds of all such Prime Rate Borrowings made from time to time to discharge the Borrower's obligations pursuant to such Bankers' Acceptance.

         (g) To facilitate the acceptance of Bankers' Acceptance pursuant to this Agreement, the Borrower shall from time to time provide the Lender a power of attorney pursuant to which the Lender shall be entitled, upon receiving the Borrower's instructions, to complete any Bankers' Acceptance pursuant to this Agreement on behalf of the Borrower.

         (h) If the Borrower fails to provide a Borrowing Notice in accordance with Section 2.08(a) or fails to act in accordance with a Borrowing Notice given, the Lender may in its discretion, decline to stamp such additional Bankers' Acceptances and any relevant maturing Bankers' Acceptances shall be paid on their maturity by a Rollover by way of Prime Rate Borrowings.


                                  ARTICLE THREE

           TERMINATION AND REDUCTION OF CREDIT, REPAYMENT AND MATURITY

SECTION 3.01 MANDATORY REPAYMENT: Subject to the terms hereof, on the Maturity Date all Indebtedness of the Borrower to the Lender shall be fully paid and satisfied and the Credit shall be terminated.

SECTION 3.02 VOLUNTARY PREPAYMENT AND CANCELLATION:

         (a) Upon giving to the Lender not less than two (2) Banking Days' prior written notice specifying the amount and type or types of Accommodation to be prepaid and the applicable voluntary prepayment date the Borrower may prepay the principal amount of the Credit in whole or in part, at any time and from time to time.

         (b) Any notice of voluntary prepayment provided by the Borrower pursuant to Section 3.02(a) shall be irrevocable by the Borrower and, if the Borrower defaults in making any such voluntary prepayment thereafter, the Borrower shall promptly arrange for payment to the Lender of all reasonable losses and expenses incurred by the Lender in connection therewith, as more fully provided in Section 9.02 hereof.

         (c) Upon giving the Lender not less than two (2) Banking Days' prior written notice specifying the amount of the Credit to be cancelled and the effective date of the cancellation, the Borrower may cancel any Unutilized Portion of the Credit in whole or in part, at any time and from time to time.

         (d) The amount of the Credit shall automatically reduce by the amount of each voluntary prepayment when made and of each voluntary cancellation on its effective date.

SECTION 3.03 TIME AND PLACE OF PAYMENT BY BORROWER: Each payment or prepayment required or permitted to be made by the Borrower to the Lender hereunder (whether on account of principal, interest, costs, or any other amount) shall be made to the Lender at the Branch on the date for payment of the same in immediately available funds. If any payment to be made by the Borrower hereunder is released by the Borrower for wire transfer to the Borrower's Account after

3:00 p.m. (Toronto time) on any day, such payment will be deemed to have been made on the immediately following Banking Day for the purposes of the calculation of interest, and interest will accrue due to such following Banking Day.

SECTION 3.04 PAYMENTS TO BE MADE ON BANKING DAYS: Whenever any payment to be made hereunder is due on a day that is not a Banking Day, such payment will be due on the immediately following Banking Day and interest will accrue due to such following Banking Day if payment is not made prior to that day.

SECTION 3.05 MANNER OF PAYMENT; NO SET-OFF: All payments to be made by the Borrower pursuant to this Agreement including principal and interest will, except as otherwise expressly provided herein, be payable in Canadian Dollars in the case of Prime Rate Borrowings and Bankers' Acceptances and in U.S. Dollars in the case of Base Rate Borrowings and LIBOR Borrowings; and all payments to be made by the Borrower pursuant to this Agreement are to be made in freely transferable, immediately available funds and without set-off, withholding or deduction of any kind whatsoever, except to the extent required by applicable law, and if any such set-off, withholding or deduction is so required and is made, the Borrower will, as a separate and independent obligation to the Lender, be obligated to pay to the Lender all such additional amounts as may be required to fully indemnify and save harmless the Lender from such set-off, withholding or deduction and as will result in the effective receipt by the Lender of all amounts otherwise payable to it in accordance with the terms of this Agreement.


                                  ARTICLE FOUR

                        INTEREST RATES, FEES AND CHARGES

SECTION 4.01 INTEREST RATE - PRIME RATE BORROWINGS: Subject to the provisions of this Agreement, interest shall accrue on the aggregate principal amount of all Prime Rate Borrowings outstanding from time to time at the variable rate of interest per annum equal to the Prime Rate commencing on and including the day on which an Advance is made and ending on, but excluding, the day on which it is repaid or made subject to a Rollover to another form of Accommodation, such interest to be calculated daily and payable monthly, in arrears, on the first Banking Day of each and every month during which such Indebtedness remains unpaid, based upon a calendar year of 365 days.

SECTION 4.02 INTEREST RATE - BASE RATE BORROWINGS: Subject to the provisions of this Agreement, interest shall accrue on the aggregate principal amount of all Base Rate Borrowings outstanding from time to time at the variable rate of interest per annum equal to the Base Rate commencing on and including the day on which an Advance is made and ending on, but excluding, the day on which it is repaid or made subject to a Rollover to another form of Accommodation, such interest to be calculated daily and payable monthly, in arrears, on the first Banking Day of each and every month during which such Indebtedness remains unpaid, based upon a year of 365 days.

SECTION 4.03 INTEREST RATE - LIBOR BORROWINGS: Interest shall accrue on each LIBOR Borrowing made pursuant to the Credit commencing on and including the first day of the Interest Period relative to such LIBOR Borrowing and ending on, but excluding, the last day of such Interest Period at the LIBOR Rate plus the Applicable Margin, calculated on the basis of a year of 360 days and payable on each Interest Payment Date.

SECTION 4.04 OVERDUE INTEREST: If interest is not paid on any principal amount of the Indebtedness of the Borrower to the Lender hereunder, or any part thereof, as and when interest is due and payable hereunder, unpaid interest shall bear interest until paid, as well after as before demand, default, maturity, and judgment, at the rates provided herein with respect to such principal amount.

SECTION 4.05 GENERAL INTEREST PROVISIONS:

         (a) Notwithstanding the provisions of this Article Four or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under that section. The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender will be conclusive for the purposes of such determination.

         (b) The rates of interest per annum payable on or in respect of Prime Rate Borrowings and Base Rate Borrowings are expressed on the basis of a 365 day year. The rates of interest per annum payable on or in respect of Bankers' Acceptances are expressed on the basis of a 365 day year. The rates of interest per annum payable on or in respect of LIBOR Borrowings are expressed on the basis of a 360 day year. The yearly rate of interest to which the rate of interest per annum payable on or in respect of Prime Rate Borrowings, Base Rate Borrowings or Bankers' Acceptances is equivalent is such rate multiplied by a fraction the numerator of which is the actual number of days in the relevant year and the denominator of which is 365. The yearly rate of interest to which the rate of interest per annum payable on or in respect of LIBOR Borrowings is equivalent is such rate multiplied by a fraction the numerator of which is the actual number of days in the relevant year and the denominator of which is 360.

         (c) A certificate of an authorized signing officer of the Lender as to each amount and/or each rate of interest payable hereunder from time to time shall be prima facie evidence of such amount and of such rate.

         (d) For greater certainty, whenever any amount is payable under this Agreement by the Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the so-called "deemed reinvestment principle" or the "effective yield method".

SECTION 4.06 LIBOR BORROWINGS: Upon request by the Borrower by telephone at or prior to 10:00 a.m. (Toronto time) on the second Banking Day before the commencement of any Interest Period for a LIBOR Borrowing, the Lender shall inform the Borrower of the prevailing LIBOR Rate for 30, 60, 90 or 180 days, as requested by the Borrower, subject to the availability of any such Interest Period to the Lender. If the Borrower wishes to obtain a LIBOR Borrowing, the Borrower shall then confirm to the Lender the duration of the Interest Period for the requested LIBOR Borrowing, subject to Section 4.07.

SECTION 4.07 SELECTION OF INTEREST PERIODS: The right of the Borrower to choose the duration of each Interest Period shall be limited as follows:

         (a) the Borrower may not select an Interest Period that ends after the Maturity Date;

         (b) the first Interest Period for a LIBOR Borrowing shall commence on the Borrowing Day of such Advance and each subsequent Interest Period relative thereto shall commence forthwith upon the expiry of the immediately preceding Interest Period relative thereto;

         (c) if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the following month in which event such Interest Period shall end on the immediately preceding Banking Day; and

         (d) if any Interest Period is extended or shortened by the application of clause (c) above, the following Interest Period shall (without prejudice to the application of clause (c) above) end on the day on which it would have ended if the immediately preceding Interest Period had not been so extended or shortened.

SECTION 4.08 BANKERS' ACCEPTANCE FEE: Upon presentation by the Borrower to the Lender of any draft for acceptance by the Lender as a Bankers' Acceptance, the Borrower shall pay to the Lender at its Branch the Bankers' Acceptance Fee applicable upon the principal amount of each such Bankers' Acceptance for the duration of its term on the basis of the actual number of days from the date of acceptance by the Lender up to and including the maturity date of the Bankers'

Acceptance, calculated on the basis of a calendar year at a rate equal to the Applicable Margin. Payment of such Bankers' Acceptance Fee may be received from the proceeds of the issuance of such Bankers' Acceptance.

SECTION 4.09 COMMITMENT FEE: The Borrower shall pay to the Lender a commitment fee calculated at a rate per annum equal to the Applicable Percentage in effect from time to time on the Unutilized Portion of the Credit. The commitment fee shall accrue from day to day commencing on the Closing Date and shall be payable quarterly in arrears until the Credit has been terminated.

SECTION 4.10 EXPENSES AND LEGAL FEES: Whether or not any or all of the transactions contemplated herein shall be consummated, the Borrower shall pay to the Lender on demand, all reasonable legal fees and disbursements (on a solicitor and own client basis) incurred by the Lender with respect to the preparation of this Agreement and the Documents. The Borrower shall in addition reimburse the Lender on demand for all reasonable fees, costs and out-of-pocket expenses including, without limitation, legal fees and disbursements (on a solicitor and own client basis) incurred by the Lender following the Closing Date in connection with any amendment to this Agreement and the Documents requested by the Borrower and, following the occurrence of an Event of Default, the exercising or defending of any or all of the rights, remedies and powers of the Lender hereunder or under any of the Documents or the realizing on any assets or property of the Borrower or the taking of any proceedings for the purpose of enforcing the remedies provided herein or permitted in connection herewith.


                                  ARTICLE FIVE

                              CONDITIONS PRECEDENT

SECTION 5.01 CONDITIONS TO THE INITIAL ADVANCE: The obligation of the Lender to make available the initial Drawdown under the Credit (which initial Drawdown shall not, without the consent of the Lender, be made available by the Lender after March 31, 1998) is subject to and conditional upon the Lender having received all of the following on or before the Closing Date:

         (a) all Documents shall have been duly executed and delivered by all parties thereto;

         (b)      the Borrower shall have established the Borrower's Account;

         (c) the Lender shall be satisfied that, at the time of the Closing Date, no Material Adverse Change has occurred;

         (d) all consents, approvals, requests and waiting periods of Governmental Authorities necessary to complete or applicable to the transactions contemplated pursuant to this Agreement and the Offering Circular which, if not obtained, waived, dispensed with, complied with or expired would prohibit the taking up of the Synergistics

                  Shares, shall have expired or been obtained, waived or dispensed with by the applicable Governmental Authority;

         (e) the Lender shall have received all of the following, all in form and substance satisfactory to the Lender:

                  (i) certified true copies of the constating documents of the Borrower and the Guarantor and all amendments thereto and restatements thereof;

                  (ii) certified copies of all corporate action taken by the Borrower to authorize the borrowing of money, the execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, and the performance of all other acts, matters and things provided for herein, together with a certificate of incumbency of the Borrower;

                  (iii) certified copies of all corporate action taken by the Guarantor to authorize the execution and delivery of the Guarantee and the performance of all other acts, matters and things provided for therein, together with a certificate of incumbency of the Guarantor;

                  (iv)     the Guarantee;

                  (v) the opinion of Borrower's Counsel as to all legal matters pertaining to the Borrower, this Agreement and the takeover bid for the Synergistics Shares, in the form of Exhibit 2;

                  (vi) the opinion of Guarantor's Counsel as to all legal matters pertaining to the Guarantor and the Guarantee, in the form of Exhibit 3.

In the event the initial Drawdown shall take place subsequent to December 31, 1997, a certificate in writing signed under corporate seal by a senior officer of the Borrower dated the date of such initial Drawdown certifying that all representations and warranties set forth in this Agreement are true as at the date thereof, and that no Default then exists.

SECTION 5.02 CONDITIONS PRECEDENT TO ALL DRAWDOWNS: The obligation of the Lender to make available any Drawdown hereunder after the Closing Date is subject to and conditional upon each of the following terms and conditions being satisfied:

         (a) at the time of the Drawdown no Event of Default shall have occurred and shall be continuing;

         (b) to the best of the Borrower's knowledge, at the time of the Drawdown there are no injunctions or restraining orders, whether interlocutory or temporary, interim or permanent, granted or in effect pursuant to Antitrust Legislation prohibiting the Borrower from acquiring the Synergistics Shares;

         (c) the terms and conditions of this Agreement upon which the Borrower may obtain a Drawdown set forth in Articles Two, Three, Four, Eight and Nine have been complied with; and

         (d)      the Lender has received a Drawdown Notice.

SECTION 5.03 DISCRETION OF LENDER: Notwithstanding the nonfulfillment of any condition referred to above, the Lender may make an Advance pursuant to the Credit if the Lender, in its discretion, shall determine. The making of any Advance by the Lender, either before or after the fulfillment of all applicable conditions, will not constitute an approval, acceptance or waiver by the Lender of any condition or Default.

SECTION 5.04 CONDITIONS SOLELY FOR THE LENDER'S BENEFIT: All conditions of the obligation of the Lender to make any Advance available are imposed solely and exclusively for the benefit of the Lender and no other Person will have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make any Advance available in the absence of strict compliance with any or all thereof and no other Person will, under any circumstances, be deemed to be beneficiary of such conditions.


                                   ARTICLE SIX

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01 REPRESENTATIONS AND WARRANTIES: The Borrower makes and gives the following representations and warranties to the Lender, upon each of which the Lender has relied in entering into this Agreement:

         (a) INCORPORATION AND CORPORATE POWER: The Borrower is a corporation incorporated, organized and validly existing under the laws of the Province of Ontario.

         (b) DUE AUTHORIZATION AND NO CONFLICT: The Borrower has taken or has caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the borrowing of money hereunder, and no such action requires the consent or approval of any Governmental Authority or any other Person, nor is any such action in contravention of or in conflict with any applicable law, rule or regulation or any contractual restriction binding on or affecting the Borrower, or, as applicable, the articles or by-laws of the Borrower.

         (c) ENFORCEABILITY: This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof, subject only to bankruptcy, insolvency, reorganization, arrangement or other statutes or judicial decisions affecting the enforcement of creditors' rights in general and to general principles of equity under which specific performance and injunctive relief may be refused by a court in its discretion.

         (d) NO LITIGATION: Apart from proceedings under the Antitrust Legislation, to the best of the Borrower's knowledge, there are no actions, suits, proceedings, inquiries or investigations existing, pending or threatened against or adversely affecting the Borrower in any court or before any federal, provincial, municipal or governmental department, commission, board, tribunal, bureau or agency, whether Canadian or foreign, or before any arbitrator, which (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

         (e) NO INJUNCTION: To the best of the Borrower's knowledge, there are no injunctions or restraining orders, whether interlocutory or temporary, interim or permanent, granted or in effect pursuant to Antitrust Legislation prohibiting the Borrower from acquiring the Synergistics Shares.

         (f) ADVERSE CHANGES: There has been no Material Adverse Change since October 8, 1997.

         (g) ENVIRONMENTAL COMPLIANCE: The operations and properties of the Borrower comply in all material respects with all Environmental Laws; all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower; the Borrower is in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its properties that would have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would have a Material Adverse Effect.

         (h) OWNERSHIP: All of the issued and outstanding equity of the Borrower is legally and beneficially owned by the Guarantor. All of the issued and outstanding shares of the Borrower have been duly issued and are fully paid, free and clear of all liens and encumbrances. There are no outstanding warrants, options, or rights to purchase or otherwise acquire any equity in the Borrower.

SECTION 6.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: All representations and warranties of the Borrower as set forth herein shall survive the advance of funds by the Lender.


                                  ARTICLE SEVEN

                            COVENANTS OF THE BORROWER

SECTION 7.01 AFFIRMATIVE COVENANTS: The Borrower covenants and agrees with the Lender that until there is no Indebtedness of the Borrower to the Lender hereunder, the Credit has been terminated, and the Lender has no commitment or obligation hereunder:

         (a) USE OF FUNDS: The Borrower will use and employ the funds received from the Lender pursuant to the Credit solely for the purposes set forth in Section 2.01 hereof.

         (b) BORROWER'S ACCOUNT: The Borrower shall establish and at all times maintain current accounts with the Lender at the Branch.

         (c) ACCESS AND INFORMATION: At any reasonable time and from time to time, permit the Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of the officers or directors of the Borrower.

         (d) NOTICES: The Borrower shall promptly, after obtaining knowledge of same, give notice to the Lender of:

                  (i)      any Default;


                  (ii) the commencement of any proceeding of the type described in Section 6.01(d);

                  (iii) a representation or warranty made or given herein which is established to be false or incorrect in any material respect.

         (e) CORPORATE STATUS AND QUALIFICATION: The Borrower will preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and Synergistics may consummate any Second Step Transaction and the Amalgamation; and provided further that the Borrower shall not be required to preserve any right or franchise if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lender.

         (f) PARI PASSU: The Borrower shall ensure that at all times the claims of the Lender against it under this Agreement rank at least pari passu with the claims of all of its other unsecured creditors (other than claims preferred by applicable law).

         (g) CONDUCT OF BUSINESS: The Borrower shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted if the failure to so maintain and preserve such properties could be reasonably likely to have a Material Adverse Effect.

         (h) GOVERNMENTAL COMPLIANCE: The Borrower shall comply, in all material respects, with all applicable laws, regulations, orders, restrictions and regulations of any Governmental Authority having jurisdiction if non-compliance could be reasonably likely to have a Material Adverse Effect.

         (i) TAXES: The Borrower will pay and discharge before the same become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
                  (ii) all lawful claims that, if unpaid, might by law become a lien upon its property; provided however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (j) ENVIRONMENTAL COMPLIANCE: The Borrower will use and operate all of its facilities and properties in material compliance with all Environmental Laws and Environmental Permits if the failure to do so could be reasonably likely to have a Material Adverse Effect, keep all necessary permits, approvals, certificates, licences and other authorizations relating to environmental matters in effect and remain in material compliance therewith if the failure to do so could be reasonably likely have a Material Adverse Effect, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws and Environmental Permits; provided, however, that the Borrower shall not be required to undertake any cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         (k) TAKE-OVER BID DOCUMENTATION: The Borrower shall provide copies of any amendments, modifications, supplements and restatements of the Offering Circular and the lock-up agreement with the common shareholders of Synergistics to the Lender for its review.

SECTION 7.02 NEGATIVE COVENANTS: The Borrower covenants and agrees with the Lender that until there is no Indebtedness of the Borrower to the Lender hereunder, the Credits have been terminated, and the Lender has no commitment or obligation hereunder, the Borrower will not without the prior written consent of the Lender:

         (a) NO AMALGAMATION: otherwise than pursuant to any Second Step Transaction or Amalgamation, enter into any transaction or series of transactions (whether by way of amalgamation, merger, winding-up, consolidation, reorganization, transfer, sale, lease, or otherwise) whereby all or substantially all of its undertaking, properties, rights, or assets would become the property of any person or, in the case of amalgamation, of the continuing corporation resulting therefrom, unless the person receiving such assets or continuing therefrom is a wholly-owned Subsidiary of the Guarantor;

         (b) CHANGE IN CONTROL OF BORROWER: take or permit any action which would result in a Change in Control of the Borrower; and

         (c) CHANGE IN CONTROL OF SYNERGISTICS: subsequent to the purchase of the Synergistic Shares, take or permit any action which would result in a Change in Control of Synergistics.


                                  ARTICLE EIGHT

                                     DEFAULT


SECTION 8.01 EVENTS OF DEFAULT: Notwithstanding anything to the contrary in this Agreement, the right of the Borrower to apply for further Advances shall, at the option of the Lender, cease and the Indebtedness of the Borrower to the Lender hereunder shall, at the option of the Lender, become immediately due and payable to the Lender upon the occurrence of any of the following events (each such event an "Event of Default"):

         (a) FAILURE TO PAY PRINCIPAL OR INTEREST: If the Borrower fails to punctually pay any Indebtedness within three (3) Banking Days after the same becomes due and payable.

         (b) FALSE REPRESENTATIONS: If any representation or warranty made or given herein is false or incorrect in any material respect at the time that it is made or given which is not remedied to the Lender's sole satisfaction within three (3) Banking Days after the Lender gives written notice to the Borrower that the representation or warranty has proven to be false or incorrect in any material respect.

         (c) DEFAULT IN COVENANTS: If the Borrower fails in the observance or performance of any of the terms, covenants or agreements to be performed or observed by it hereunder, and such default shall have continued for a period of 30 days after written notice thereof has been delivered to the Borrower by the Lender.

         (d) CROSS-DEFAULT: If there is in existence and continuing any Event of Default under the U.S. Credit Agreement or if the Borrower shall default in the payment of any principal or interest aggregating Cdn. $25,000,000 or more under any obligation to repay any Debt or interest thereon and such default is continuing, or if the Borrower shall default in the performance or observance of any other term, condition or provision under which Debt is outstanding and such default is continuing, and, as a consequence thereof the holder of such Debt is permitted or entitled to accelerate the maturity of Debt aggregating Cdn. $25,000,000 or more.

         (e) VOLUNTARY PROCEEDINGS: If the Borrower shall cease, or threaten to cease, to carry on business or shall make a general assignment for the benefit of creditors; or any proceeding or filing shall be instituted or made by the Borrower seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts, in each case, under any law relating to bankruptcy, insolvency or relief of debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any part of its properties or assets; or if the Borrower shall take any corporate action to authorize any of the actions set forth in this subsection.

         (f) INVOLUNTARY PROCEEDINGS: If any proceeding or filing shall be instituted or made against the Borrower seeking to have an order for relief entered against it as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts, in each case, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets and such proceeding or filing shall remain undismissed and unstayed for a period of 30 days, or any of the actions sought in such proceedings or filing (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets) shall occur.

         (g) APPOINTMENT OF RECEIVER: If a receiver, liquidator, trustee, or other person or officer with like powers shall be appointed with respect to, or an encumbrancers shall take possession of, a majority of the properties or assets of the Borrower.

         (h) GUARANTEE: If the Guarantor notifies the Lender that the Guarantee is no longer enforceable against it.

         (i) LITIGATION: Any judgment or order of a court of competent jurisdiction shall be rendered or consented to against or by the Borrower for the payment of money in excess of Cdn. $25,000,000 net of insurance coverage.

         (j) EXECUTIONS, DISTRESS: If any execution, extent or other similar process of any court shall become enforceable against the Borrower, or if a distress or any analogous process shall be levied against any of the properties or assets of the Borrower and the aggregate amount claimed pursuant to all such executions, extents, other processes and distraints exceeds $25,000,000.

         (k) CHANGE IN CONTROL: If there shall be any Change in Control in the Borrower after the date hereof or in Synergistics after the initial Drawdown Date.

SECTION 8.02 REMEDIES: After default and acceleration pursuant to Section 8.01 hereof, the Lender may commence such legal action or proceedings against the Borrower or its properties and assets as may be permitted hereunder or at law or in equity all at such times and in such manner as the Lender in its sole discretion may deem expedient and all without any additional notice, presentment, demand, or any other similar proceeding, all of which are hereby expressly waived.

SECTION 8.03 REMEDIES CUMULATIVE: It is expressly understood and agreed that the rights and remedies of the Lender under this Agreement and the other Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach, and any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.

SECTION 8.04 SET-OFF: Upon the occurrence of an Event of Default, in addition to and not in limitation of any rights now or hereafter granted under applicable law, the Lender may, to the extent permitted by law, without notice to the Borrower at any time and from time to time: (i) combine, consolidate or merge any or all of the deposits or other accounts of the Borrower with the Lender (whether term, notice, demand or otherwise and whether matured or unmatured), and the Indebtedness of the Borrower to the Lender hereunder, and (ii) set-off, apply or transfer any or all sums standing to the credit of any such deposits or accounts in or towards the satisfaction of any of the Indebtedness of the Borrower to the Lender hereunder, and may do so notwithstanding that the balances on such accounts and the Indebtedness may not be expressed in the same currency and the Lender is hereby authorized to effect any necessary conversions at the rate of exchange equal to the Exchange Equivalent then in effect.


                                  ARTICLE NINE

                     CHANGE IN CIRCUMSTANCES AND INDEMNITIES

SECTION 9.01 INCREASED COSTS:

         (a) If, due to either (i) the introduction of or any change in or any interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any Borrowing, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such additional cost.

         (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) which becomes effective after the date hereof, there shall be any increase in the amount of capital required or expected to be maintained by the Lender as a result of or based upon the existence of the Lender's commitment to lend hereunder and other commitments of this type, then upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's commitment to lend hereunder.

         (c) The Lender shall give prompt notice to the Borrower if it determines that it is entitled to claim compensation under this Section 9.01. The Lender shall not be entitled to compensation in respect of any period which is more than 90 days prior to the date the Lender so notifies the Borrower. A certificate as the amount of such compensation setting forth the basis thereof in reasonable detail and submitted to the Borrower by the Lender shall be rebuttable evidence thereof.

SECTION 9.02 LOSSES: The Borrower shall, from time to time, fully indemnify and hold the Lender harmless from and against any and all reasonable costs, losses (excluding lost profit), expenses, damages or liabilities which the Lender may sustain or incur as a result of, without

                                     - 29 -
duplication:

         (a) the failure of the Borrower to utilize the Credit in the manner specified in a Drawdown Notice (including if such failure was caused by the failure of the Borrower to meet all conditions precedent);

         (b)      the failure of the Borrower to pay any sum on its due date;

         (c)      any prepayment; or

         (d)      any Event of Default.

Without prejudice to the generality of the foregoing, the foregoing indemnity shall extend to any loss, premium, penalty or expense which may be incurred by the Lender in liquidating deposits from third parties acquired to make, maintain or fund a Drawdown or any part thereof or any amount due or to become due under this Agreement.

SECTION 9.03 CURRENCY INDEMNITY: If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Banking Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its Main Branch in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Banking Day before the day on which the judgment is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in the Currency Due. If the amount of the Currency Due which the Lender is so able to purchase exceeds the amount of the Currency Due originally due to the Lender, the Lender shall promptly refund such excess to the Borrower. If the amount of the Currency Due which the Lender is so able to purchase is less than the amount of the Currency Due originally due to the Lender, the Borrower shall indemnify and save the Lender harmless from and against loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.

SECTION 9.04          ENVIRONMENTAL INDEMNITY:

            (a)   (i)      The Borrower agrees to indemnify and hold harmless
                           the Lender and its Affiliates, and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses
                           (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the actual or alleged presence of Hazardous Materials on any property of the Borrower or any Environmental Action relating in any way to the Borrower, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense resulted from an Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Lender or any of its Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special or indirect damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (ii) Each Indemnified Party shall, promptly after becoming aware of any actual or threatened action or claim against such Indemnified Party in respect of which indemnification may be sought against the Borrower pursuant to this Section 9.04(b), notify the Borrower in writing of such action or claim. In case any such action shall be brought against any Indemnified Party and such Indemnified Party shall notify the Borrower of the commencement thereof, the Borrower may participate therein or assume the defense thereof and after notice from the Borrower to such Indemnified Party of an election so to assume the defense thereof, such Indemnified Party shall cooperate fully, completely and promptly in the defense thereof, including without limitation, the settlement of outstanding claims, and the Borrower will not be liable to such Indemnified Party under this Section 9.04(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation incurred with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, that unless and until the Borrower so assumes the defense of any such action, the Borrower shall have the right to participate at its own expense in the defense of any such action to which it is a party. If the Borrower shall not have so assumed the defense of any such action or if any Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), legal or other expenses incurred by such Indemnified Party shall be borne by the Borrower; provided that the Borrower shall be liable only for the expenses of a single legal counsel for all Indemnified Parties in connection with any single action. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement of any action or claim effected without its consent.

                  (iii) The Borrower will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party to such claim, action, suit or proceeding) without the prior written consent of the Lender unless such settlement, compromise or consent includes an unconditional release of the Lender and each Indemnified Party from all liability arising from such claim, action, suit or proceeding.

         (b) The indemnity in this Section 9.04 shall survive for a period of five (5) years from the date of the initial Drawdown. If written notice of a claim pursuant to this Section 9.04 is given by the Lender to the Borrower prior to the expiry of such period, then the right of the Lender to pursue such claim shall survive the expiry of such five (5) year period.

SECTION 9.05 LACK OF LIBOR RATE:

         (a) If at any time prior to the commencement of an Interest Period with respect to a LIBOR Borrowing, the Lender shall have determined in good faith (which determination shall be conclusive) that:

                           (i) by reason of circumstances affecting the London inter-bank market, adequate and fair means do not exist for ascertaining the rate of interest applicable to a LIBOR Borrowing intended to be outstanding during such Interest Period;

                           (ii) deposits in U.S. Dollars for the duration of such Interest Period are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business; or

                           (iii) the rate at which deposits are offered to it in the London inter-bank market does not accurately reflect the cost to the Lender of funding the LIBOR Borrowing for the proposed Interest Period;

                  then, from and after the date of such determination, the Borrower shall, subject to

                  Section 9.05(b), not have the right to obtain a LIBOR
                  Borrowing.

         (b) The Lender shall notify the Borrower within 10 Banking Days of becoming aware that the circumstances referred to in Section 9.05(a) no longer exist. Upon receipt of such notice, the Borrower shall have the right to receive a LIBOR Borrowing in accordance with the provisions hereof.

SECTION 9.06 UNLAWFUL BORROWINGS: Notwithstanding anything herein contained, if at any time while any Advance is outstanding, the Lender determines in good faith and notifies the Borrower that, by reason of the introduction of or any change in any law, regulation, treaty, official directive or guideline, or any change in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof (including the Superintendent of Financial Institutions for Canada), it is unlawful for the Lender to make, maintain or fund any Base Rate Borrowing or LIBOR Borrowing or to give effect to any of their related obligations as contemplated hereby, the Lender, by such notice, may declare that the Lender's obligations relating thereto under this Agreement shall be terminated and thereupon, or at the end of such period as the Lender shall have determined in its discretion, the Base Rate Borrowing or LIBOR Borrowing shall be converted to a Prime Rate Borrowing in an amount equal to the Exchange Equivalent in Canadian Dollars of such Base Rate Borrowing or LIBOR Borrowing in effect at that time, and the Borrower shall pay all unpaid interest accrued thereon to the date of conversion; provided, however, that if the maximum amount of the Credit in Canadian Dollars, as referred to in Section 2.01, would be exceeded as a result of such conversion, any such excess amount shall be payable to the Lender on demand and interest shall accrue thereon to the time of payment at the same rates as those applicable to Prime Rate Borrowings under the Credit. If any such law, regulation, treaty, official directive or guideline, or such change therein, shall only affect a portion of the Lender's obligations under this Agreement which portion is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may continue in full force and effect without otherwise affecting any of the obligations of the Lender under this Agreement, the Lender shall only declare its obligations under that portion so terminated.

                                   ARTICLE TEN

                          ASSIGNMENT AND PARTICIPATION

SECTION 10.01 BENEFIT OF AGREEMENT: This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignee or transferee of the parties' rights or obligations hereunder.

SECTION 10.02 ASSIGNMENT BY BORROWER: This Agreement shall be binding upon and enure to the benefit of the Borrower and its successors and permitted assigns, provided that neither the rights nor obligations of the Borrower hereunder may be assigned by it without the prior written consent of the Lender which may be refused in the absolute discretion of Lender.

SECTION 10.03 ASSIGNMENT BY LENDER: From time to time the Lender may assign all or any part of its rights to, and may have its obligations in respect of, not less than Cdn. $5,000,000 of the Credit assumed by any Person upon securing the consent of the Borrower, such consent not to be unreasonably withheld. No assignee, however, shall be entitled to receive any greater amount payable under or otherwise in respect of this Agreement than the Lender would have been entitled to receive had such assignment not be made. An assignment shall become effective when the Borrower has received from the assignee an undertaking (addressed to the parties to this Agreement) to be bound by this Agreement in its entirety and to perform the obligations assigned to it hereunder in form and substance satisfactory to the Borrower, acting reasonably. Any assignee shall be and be treated as if it were the Lender for all purposes of this Agreement, shall be entitled to the benefit hereof, and shall be subject to the obligations of the Lender to the same extent as if it were an original party in respect of the rights or obligations assigned to it and the Lender shall be released and discharged from its obligations hereunder. For the purposes of any such assignment the Lender may upon securing the consent of the Borrower, such consent not to be unreasonably withheld, disclose on a confidential basis to a potential assignee such information about the Borrower as the Borrower may permit and the Lender may see fit. The Borrower agrees to execute and deliver, at the request and expense of the Lender, such deeds, documents, instruments, and assurances as the Lender may reasonably request in connection with any such assignment.

SECTION 10.04 PARTICIPATION:

         (a) The rights, benefits and obligations of the Lender under or in respect of this Agreement (referred in this Section 10.04 as the "Rights") may, in whole or in part, be participated by the Lender (referred to in this Section 10.04 as a "Participation") from time to time to one or more Persons and for this purpose the Lender may, upon securing the consent of the Borrower, such consent not to be unreasonably withheld, disclose, on a confidential basis, to a potential participant (referred in this Section 10.04 as a "Participant") such information about the Borrower as the Borrower may permit and the Lender may see fit.

         (b) If the Rights are the subject of a Participation, (i) the Lender's obligations under this Agreement (including, without limitation, its commitment to the Borrower hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Lender shall remain the holder of all Indebtedness owing under this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with such Rights and (v) no Participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrower therefrom.

SECTION 10.05 LIMITATION ON ASSIGNMENT AND PARTICIPATION: The Lender may, in connection with any assignment or Participation or proposed assignment or Participation pursuant to Sections 10.03 or 10.04 disclose to the assignee or Participant or the proposed assignee or Participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower provided that prior to any such disclosure the Borrower shall have consented to the disclosure and the assignee or Participant or proposed assignee or Participant shall have agreed to preserve the confidentiality of any confidential information relating to the Borrower received by it from the Lender. The Lender shall not otherwise disclose any confidential information to any person without the consent of the Borrower, other than (a) to the Lender's officers, directors, employees, agents and advisors, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by the Office of the Superintendent of Financial Institutions or other Governmental Authority.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01 RIGHTS AND WAIVERS: The rights and remedies of the Lender under the Documents and in connection therewith: (i) are cumulative, (ii) may be exercised as often and in such order as the Lender considers appropriate, (iii) are in addition to its rights and remedies under the general law, and (iv) shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by an officer of the Lender; and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall, to the extent permitted by law, not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall, to the extent permitted by law, not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Lender or on its behalf shall, to the extent permitted by law, in any way preclude the Lender from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

SECTION 11.02 NON-MERGER: The taking of a judgment or judgments (other than a final order of foreclosure) or any other action or dealing whatsoever by the Lender shall not operate as a merger of any indebtedness or liability of the Borrower or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with such liabilities, and the surrender, cancellation or any other dealings with any security for such liabilities shall not release or affect the liability of the Borrower hereunder or under any security held by the Lender.

SECTION 11.03 DEBITING OF ACCOUNT: Prior to the Maturity Date, the Lender shall debit the Borrower's Account with the amount of any principal, interest, costs or other amounts due and payable by the Borrower in accordance with the terms hereof the payment of which is to be funded by a Drawdown pursuant to Section 2.05(b).

SECTION 11.04 NOTICES: Any notice or communication to be given under this Agreement to the Borrower may be effectively given by delivering the same to either the Borrower at One Geon Center, P.O. Box 122, Avon Lake, Ohio 44012, U.S.A., Attention: Jean M. Miklosko, Assistant Treasurer or to the Borrower c/o Fasken Campbell Godfrey, 4200 - Toronto Dominion Bank Tower, Box 20, Toronto-Dominion Centre, Toronto, Ontario, M5K 1N6, Attention: Jon J. Holmstrom, and marked URGENT or by sending the same by prepaid registered mail to it at either such address. Any notice or communication to be given under this Agreement to the Lender may be effectively given by delivering the same to Canadian Imperial Bank of Commerce, Commerce Court West, 7th Floor, Toronto, Ontario, M5L 1A2, Attention: Doug Zinkiewich, Director or by sending the same by prepaid registered mail to it such address. Any notice so delivered or mailed shall be effective when received.

SECTION 11.05 STATEMENTS AND REPORTS: Except as otherwise provided herein, all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender by the Borrower under this Agreement shall be supplied by the Borrower without cost to the Lender.

SECTION 11.06 SEVERABILITY: The invalidity, for any reason, of any term or provision of this Agreement shall not in any manner invalidate or cause the invalidation of any other term or provision thereof but the same shall be deemed to have been severed therefrom so that the validity, legality and enforceability of the remaining terms and provisions shall not be affected, prejudiced or impaired thereby.

SECTION 11.07 GOVERNING LAW: This Agreement has been made in the Province of Ontario and shall be construed, interpreted and performed in accordance with the laws of Ontario and the applicable laws of Canada.

SECTION 11.08 TIME OF ESSENCE: Time is of the essence of this Agreement, and a forbearance by the Lender of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

SECTION 11.09 FURTHER ASSURANCES: The Borrower shall from time to time, upon every reasonable request of the Lender, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Lender, acting reasonably, for more effectually implementing and carrying out the true intent and meaning of this Agreement.



SECTION 11.10 ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes the committed offer to finance dated September 29, 1997 with respect to the Credit. There are no restrictions, agreements, promises, warranties, covenants or undertakings made by the parties other than those set forth in the Documents. No amendment, modification or termination of the Documents shall be effective unless made in writing and signed by the party intended to be bound thereby.

SECTION 11.11 CONFLICT: In the event that there is any conflict or inconsistency between the provisions contained in this Agreement and the provisions contained in any Document delivered pursuant to or in connection with this Agreement, the provisions of this Agreement shall govern and shall override the provisions contained in such other Document.

SECTION 11.12 NO THIRD PARTY BENEFICIARIES: Subject to Article Eleven hereof, this Agreement shall be for the sole benefit of the Lender and the Borrower, and is not for the benefit of any other person.

SECTION 11.13 COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together constitute but one and the same agreement; any party may execute this Agreement by signing any counterpart of it.

SECTION 11.14 RELATIONSHIP OF PARTIES: The provisions contained in this Agreement shall not create or be deemed to create any relationship as between the Borrower and the Lender other than that of debtor and creditor.

         IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

                                    1250828 ONTARIO INC.


                                    Per: /s/ Jean Miklosko
                                        -----------------------------------
                                           Name:      Jean Miklosko
                                           Title:     Assistant Treasurer


                                    CANADIAN IMPERIAL BANK OF
                                    COMMERCE


                                    Per: /s/ Doug Zinkiewich
                                        -----------------------------------
                                           Name:      Doug Zinkiewich
                                           Title:     Director